FIRST SUPPLEMENTAL INDENTURE, dated as of July 22, 1994, among
Margaretten Financial Corporation, a Delaware corporation (the "Company"), Chemical Banking Corporation, a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York State banking corporation, as Trustee (the "Trustee").

                              W I T N E S S E T H :

         WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of May 15, 1993 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured and unsubordinated debentures, notes or other evidence of indebtedness;

         WHEREAS, the only indebtedness currently outstanding under the Indenture is $150,000,000 aggregate principal amount of 6-3/4% Notes due June 15, 2000 of the Company (the "Notes");

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of May 12, 1994, by and among Chemical Bank, National Association, MFC Acquisition Corp., an indirect, wholly-owned subsidiary of the Guarantor ("MFC"), and the Company, MFC will merge with and into the Company on or about July 22, 1994, in which merger (the "Merger") the Company will be the surviving corporation;

         WHEREAS, Section 901(9) of the Indenture provides that the Company and the Trustee may, without the consent of any holders, enter into one or more supplemental indentures for the purpose of making provisions with respect to matters arising under the Indenture, provided that such supplemental indenture does not adversely affect the interests of the holders of securities of any series in any material respect;

         WHEREAS, the Guarantor has agreed to unconditionally guarantee the payment of interest and principal (and any additional amounts, if any) on the Notes (such guarantee is attached hereto as Exhibit A);

         WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into agreements in connection with the Merger, which would include this First Supplemental Indenture; and

         WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and by-laws of the Company to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly performed;

         NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Company, the Trustee and the Guarantor hereby agree as follows:

                                   ARTICLE ONE

Section 101.     Definitions.

         Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.


                                   ARTICLE TWO

Section 201.     Amendment of Section 101.

         The provisions of Section 101 are amended by adding the following definitions after the definition of "Global Security" and prior to the definition of "Holder":

         "'Guarantee' means the guarantee of the payments of the principal of and interest on the 6-3/4% Notes due June 15, 2000 issued by the Company under this Indenture."

         "'Guarantor' means Chemical Banking Corporation and its successors and assigns."

Section 202.     Amendment of Section 704.

         Section 704 is amended by adding at the end thereof the following new paragraph:

                 "For so long as the Guarantee shall be in full force and effect, the Guarantor shall file, with the Trustee, within 15 days after it is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations."

                                  ARTICLE THREE

Section 301.     Continuing Effect of Indenture.

         Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect.

Section 302.     Construction of First Supplemental Indenture.

         This First Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

Section 303.     Trust Indenture Act Controls.

         If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision of this First Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 (the "Act") as in force at the date as of which this First Supplemental Indenture is executed, the provision required by the Act shall control.

Section 304.     Trustee Disclaimer.

         The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

Section 305.     Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 306.     Governing Law.

         This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Indenture and its construction.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                           MARGARETTEN FINANCIAL CORPORATION

[Seal]
                                           By      /s/ David Frank
                                              Name:David Frank
                                              Title:President

Attest:


      /s/ Ellen Reinhart
Name:Ellen Reinhart
Title:Secretary

                                           THE BANK OF NEW YORK, as Trustee

[Seal]
                                           By      /s/W. J. Cunningham
                                           Name:W. J. Cunningham
                                           Title:Vice President

Attest:


      /s/Alfia Monastra
Name:Alfia Monastra
Title:Assistant Treasurer



                                           CHEMICAL BANKING CORPORATION

[Seal]
                                           By      /s/Peter J. Tobin
                                              Name:Peter J. Tobin
                                              Title:Chief Financial Officer
Attest:


      /s/Jean E. Rugani
Name:Jean E. Rugani
Title:Assistant Corporate Secretary

                                                                      EXHIBIT A
                                    GUARANTEE

                                       of

                          CHEMICAL BANKING CORPORATION


         FOR VALUE RECEIVED, CHEMICAL BANKING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), hereby unconditionally and irrevocably guarantees the due and punctual payment of (i) all amounts of interest on the $150,000,000 aggregate principal amount of 6-3/4% Notes due June 15, 2000 (the "Notes") of Margaretten Financial Corporation (the "Issuer") issued under the Indenture, dated as of May 15, 1993 (the "Indenture"), between the Issuer and The Bank of New York, as trustee, when, where and as the same shall become due and payable and (ii) all amounts of principal on the Notes at the stated final maturity thereof or upon acceleration thereof upon the occurrence of an Event of Default (as defined in the Indenture) in respect of the Notes (including, in each case, payment of any additional amounts required to be paid on the Notes), according to the terms thereof.

         In the event of the failure of the Issuer, or any corporation which may have assumed the obligations of the Issuer under the Notes, punctually to pay the principal of and interest on the Notes (including, in each case, any additional amounts required to be paid on the Notes), the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable and as if such payment were made by the Issuer.

         The Guarantor hereby agrees that its obligations hereunder shall be unconditional and irrevocable, irrespective of the validity, regularity or enforceability of the Notes, the absence of any action to enforce the same, any waiver or consent by the holders of the Notes with respect to any provisions thereof, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and in this Guarantee.

         The Guarantor shall be subrogated to all rights of the holders of the Notes against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such rights of subrogation until the principal of, interest on and all other amounts payable under all of the Notes shall have been paid in full.

         This Guarantee shall not be construed to apply to any series of debentures, notes or other indebtedness issued under the Indenture other than the $150,000,000 aggregate principal amount of 6-3/4% Notes due June 15, 2000.

         This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, CHEMICAL BANKING CORPORATION has caused this Guarantee to be executed in its corporate name by its authorized officer, by manual or facsimile signature.

Dated as of July 22, 1994


                                  CHEMICAL BANKING CORPORATION


                                  By   /s/ Peter J. Tobin
                                  Name:  Peter J. Tobin
                                  Title:  Chief Financial Officer